EXHIBIT 4.5




                     FIRST AMENDMENT TO AMENDED AND RESTATED
                               TERM LOAN AGREEMENT

         This FIRST AMENDMENT TO AMENDED AND RESTATED TERM LOAN AGREEMENT (this "Amendment"), dated as of June 30, 2004, is by and among INFOCROSSING, INC., a Delaware corporation (the "Borrower"), the Subsidiaries of the Borrower that are signatories hereto (collectively, the "Guarantors"), the financial institutions that are parties hereto as "Lenders" (together with any other financial institutions that become parties to the Loan Agreement defined below, in each case with their successors and assigns, collectively, the "Lenders"), and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company, as such a Lender and as Agent for the Lenders. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in Section 1 below.

                                R E C I T A L S:

         A. The Borrower, the Agent and the Lenders are parties to that certain Amended and Restated Term Loan Agreement dated as of April 2, 2004 (the "Existing Loan Agreement;" the Existing Loan Agreement, as amended hereby, and as the same further may be amended, modified, supplemented or restated in accordance with its terms and as in effect from time to time, the "Loan Agreement"), pursuant to and subject to the terms and conditions of which, among other things, the Lenders have made certain loans and other financial accommodations to the Borrower.

         B. The Borrower has requested that the Lenders (i) consent to the Convertible Notes Issuance and (ii) agree to amend the Existing Loan Agreement in certain respects.

         C. The Agent and the Lenders agree to accommodate such requests of the Borrower, on the terms and subject to the conditions herein set forth.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which hereby are acknowledged, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

         2. Amendments to the Existing Loan Agreement. The Existing Loan Agreement hereby is amended as follows:

                  2.1 Section 1.1 - Substituted Definitions. Section 1.1 of the Existing Loan Agreement hereby is amended by substituting the following definitions of the terms set forth below in lieu of the current versions of such definitions contained in the Existing Loan Agreement:


                          "Change of Control": means the occurrence of any of
                 the following events, whether in a single transaction or a series of related transactions, and any other similar events:
                 (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Capital Stock of the Borrower; or (b) the Borrower consolidates with, or merges with or into, another Person or Persons or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person or Persons, or any Person or Persons consolidate with, or merge with or into the Borrower, in any such event pursuant to a transaction in which (i) the holders of the outstanding Voting Capital Stock of the Borrower immediately prior to such transaction hold less than 50% of the outstanding Voting Capital Stock of the surviving or transferee company or its direct or indirect parent company immediately after the transaction or (ii) immediately after such transaction any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Capital Stock of the surviving or transferee company or its direct or indirect parent company immediately after the transaction; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by the Board of Directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office provided, however, that the change in individuals constituting the Board of Directors in connection with the closing of the transactions contemplated by the Exchange Agreement shall be deemed not to result in a Change of Control pursuant to this clause (c); or (d) any transaction subject to Rule 13e-3 under the Exchange Act if following such Rule 13e-3 transaction such Person owns more than 50% of the total Voting Capital Stock of the Borrower; or
                 (e) any "Change of Control" under the Convertible Notes Indenture Documents.

                  2.2 Section 1.1 - Additional Definitions. Section 1.1 of the Existing Loan Agreement hereby is amended further by adding the following terms and respective definitions to such Section 1.1 in the appropriate alphabetical order:

                           "Convertible Notes": those certain 4.00% Convertible
                  Senior Notes due 2024 in the aggregate principal amount of up to $72,000,000 issued by the Borrower pursuant to the Convertible Notes Indenture, including all notes issued in exchange therefor or substitution thereof.

                           "Convertible  Notes  Indebtedness":  the unsecured
                  Indebtedness of the Borrower that is incurred pursuant to the Convertible Notes Issuance.

                           "Convertible Notes Indenture": that certain Indenture
                  dated as of June __, 2004 between Wells Fargo, National Association, as Trustee, and the Borrower, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof.

                           "Convertible Notes Indenture Documents":
                  collectively, the Convertible Notes Indenture, the Convertible Notes and all related agreements, documents and instruments evidencing or otherwise relating to the Convertible Notes Indebtedness.

                           "Convertible Notes Issuance": the offering by the
                  Borrower of up to an aggregate of $72,000,000 in principal amount of Convertible Notes Indebtedness upon the terms and conditions set forth in that certain Offering Memorandum of the Borrower dated as of June 24, 2004.

                           "First Amendment": that certain First Amendment to
                  Amended and Restated Term Loan Agreement dated as of June 30, 2004 among the Borrower, its Subsidiaries, the Agent and the Lenders.

                           "First Amendment Effective Date":  shall mean June
                  30, 2004.

                  2.3 Section 3. Section 3 of the Existing Loan Agreement hereby is amended by adding the following Sections 3.23 and 3.24 to such
         Section 3 in the appropriate numerical order:

                           3.23 Convertible Notes Indenture Documents. The Loan
                  Obligations are permitted under the Convertible Notes Indenture Documents. The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which they are parties do not and will not conflict with or result in any breach or contravention of, or result in the creation of any Lien or default or event of default under, any of the Convertible Notes Indenture Documents. None of the Convertible Notes Indenture Documents prohibits or otherwise restricts in any manner the making of any payments hereunder by the Borrower or any of its Subsidiaries. The Convertible Notes Issuance was made in compliance with all Requirements of Law, including, without limitation, the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended.

                           3.24 Representations and Warranties Incorporated from
                  the Convertible Notes Indenture Documents. As of the First Amendment Effective Date, and each other date on which the following described representations and warranties are made or deemed made under the Convertible Notes Indenture Documents, each of the representations and warranties made in each of the Convertible Notes Indenture Documents is true and correct in all material respects, and, without limiting any other representation or warranty contained in any Loan Document, such representations and warranties hereby are incorporated herein by this reference, mutatis mutandis, with the same effect as though such representations and warranties were expressly set forth in their entirety herein.

                  2.4 Section 5.2. Section 5.2 of the Existing Loan Agreement hereby is amended by (x) deleting the "and" at the end of clause (d) of such Section 5.2, (y) deleting clause (e) of such Section 5.2 and substituting clause (e) below in lieu thereof, and (z) adding clause
         (f) below to such Section 5.2 in the appropriate alphabetical order:

                           (e) concurrently with the delivery thereof to the
                  trustee under the Convertible Notes Indenture, copies of any and all notices, certificates, statements, reports and other deliveries required to be made thereunder, including without limitation, all compliance certificates and reports required to be filed pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended; and

                           (f) promptly, such additional financial and other
                  information as any Lender may from time to time reasonably request.

                  2.5 Section 6.2. Section 6.2 of the Existing Loan Agreement hereby is amended by (x) deleting the "and" at the end of clause (k) of such Section 6.2, (y) deleting the "." at the end of clause (l) of such
         Section 6.2 and substituting "; and" in lieu thereof, and (z) adding the following clause (m) below to such Section 6.2 in the appropriate alphabetical order:

                           (m) Convertible Notes Indebtedness not to exceed
                  $72,000,000 in aggregate principal amount at any time outstanding (reduced from time to time by principal payments made, or deemed made as a result of conversion, thereon, the making of which remain subject to the terms of this Agreement) evidenced by the Convertible Notes.

                  2.6 Section 6.7. Section 6.7 of the Existing Loan Agreement hereby is amended by (x) deleting the "and" at the end of clause (iii) of such Section 6.2, (y) deleting the "." at the end of clause (iv) of such Section 6.2 and substituting "; and" in lieu thereof, and (z) adding the following clause (v) below to such Section 6.2 in the appropriate numerical order:

                  (v) for the avoidance of doubt, the Borrower may make regularly scheduled semi-annual payments of interest in respect of the Convertible Notes Indebtedness and may convert the Convertible Notes Indebtedness into shares of the Borrower's common stock in accordance with the terms of the Convertible Notes Indenture Documents.

                  2.7 Section 6.10. Section 6.10 of the Existing Loan Agreement hereby is deleted in its entirety and the following is substituted in lieu thereof:

                           6.10 Modifications of Debt Instruments. Amend, modify
                  or change, or consent or agree to any amendment, modification or change to any of the terms of any material Indebtedness, except for such amendments, modifications or waivers that could not reasonably be expected to effect any change materially adverse to the interests and rights of the Agent or the Lenders under any Loan Document. Without limiting the generality of the foregoing, and anything contained herein to the contrary notwithstanding, the Company shall not amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of the Convertible Notes Indebtedness or the Convertible Notes Indenture Documents, except for such amendments, modifications, changes, consents or agreements that do not, will not and could not reasonably be expected to effect any change adverse to the interests, rights, remedies and/or claims of the Agent or any of the Lenders under any of the Loan Documents.

                  2.8 Section 6. Section 6 of the Existing Loan Agreement hereby is amended by adding the following Section 6.18 to the end of such
         Section 6:

                           6.18 Specific Restricted Payments. (i) Make any
                  payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, the Convertible Notes Indebtedness other than regularly scheduled semi annual payments of interest in respect thereof,
                  (ii) grant any Lien as security for any of the Convertible Notes Indebtedness or (iii) use the proceeds thereof for purposes other than (a) those permitted under the terms of this Agreement and (b) to repay any of the Loan Obligations subject to the terms of the First Amendment.

                  2.9 Section 6. Section 6 of the Existing Loan Agreement hereby is amended by adding the following paragraph to the end of such Section 6:

                           Anything contained in this Section 6 to the contrary
                  notwithstanding, no act, transaction or other action otherwise permitted under this Section 6 shall be permitted if such act, transaction or other action is prohibited or is otherwise not permitted under any of the Convertible Notes Indenture Documents and the Agent shall have the right, at any time, to require the Borrower to deliver a certificate executed by a Responsible Officer of the Borrower and otherwise in form and substance reasonably satisfactory to the Agent which certifies to the Agent and the Lenders that any such act, transaction or other action, at the time such act, transaction or other action is to be taken or consummated, is permitted under the Convertible Notes Indenture Documents. Furthermore, all covenants contained in each of the Convertible Notes Indenture Documents hereby are incorporated herein, mutatis mutandis, as if such covenants were set forth in this Agreement, and shall be deemed in addition to, and not in substitution of, the covenants contained in the Loan Documents.

                  2.10 Section 7. Section 7 of the Existing Loan Agreement hereby is amended by (x) adding "or" at the end of clause (k) of such
         Section 7, and (y) adding the following clause (l) below to such
         Section 7 in the appropriate alphabetical order:

                           (l) Without limiting any of the foregoing, the
                  occurrence of any default (and continuation beyond any applicable cure or grace period) under the Convertible Notes Indenture Documents or otherwise in respect of the Convertible Notes Indebtedness, or the exercise of any rights or remedies by any Person thereunder or in respect thereof due to the occurrence of any such default (and continuation beyond any applicable cure or grace period); the exercise of any put option or similar right by any Person in respect of the Convertible Notes Indebtedness; or the receipt of a default notice by the Borrower from the trustee or any other Person under the Convertible Notes Indenture Documents;

                  2.11 General Agreements. The Borrower has requested that the Agent and the Lenders consent to the Convertible Notes Issuance and the incurrence by the Borrower of the Convertible Notes Indebtedness pursuant to the terms of the Convertible Notes Indenture Loan Documents. On the terms and subject to the conditions set forth in this Amendment (including, without limitation, the conditions set forth in this Section 2.11) and subject to the effectiveness of this Amendment in accordance with Section 3, the Agent and the Lenders hereby consent to the Convertible Notes Issuance and the incurrence of the Convertible Notes Indebtedness. In consideration for the granting of the foregoing consents, and anything contained in any Loan Document to the contrary notwithstanding, the parties hereto hereby agree that:

                           (a) unless such amounts shall have been paid earlier
                  in accordance with the terms of the Loan Agreement (and the Agent and the Lenders hereby agree and acknowledge that the Borrower may pay such amounts at any time prior to the Scheduled Repayment Date (as defined below)) or in accordance with paragraph (e) below, the outstanding principal amount of the Loan, together with all accrued and unpaid interest thereon and all other Loan Obligations (other than the prepayment premium that otherwise shall have been due and owing in respect of the repayment of the Loan Obligations with the proceeds of the Convertible Notes Indebtedness), shall be due and payable on July 30, 2004 (the "Scheduled Repayment Date"), and the Borrower hereby agrees to pay such amounts to the Agent and the Lenders, unless paid earlier, on the Scheduled Repayment Date;

                           (b) each of the parties hereto hereby agrees to use
                  good faith efforts to negotiate, document and close an acquisition facility (the "Acquisition Facility"), on terms and conditions consistent with the term sheet dated June 21, 2004 executed by the Borrower and CapitalSource Finance LLC, which documentation shall be generally consistent in nature with the Loan Documents currently in effect and with acquisition facilities of the types contemplated by such term sheet and otherwise mutually agreeable to the Borrower and the Agent, on or before the Scheduled Repayment Date;

                           (c) if the Acquisition Facility shall not have been
                  documented and executed in accordance with paragraph (b) above on or before the Scheduled Repayment Date for any reason other than due to the failure of the Agent to comply with its obligations under paragraph (b) above (as determined by a court of competent jurisdiction on a final and nonappealable basis), then, as consideration for the agreements of the Agent and the Lenders herein set forth, the Borrower shall pay to the Agent a consent and amendment fee (the "First Amendment Fee") on the Scheduled Repayment Date in an amount equal to 6.645% of the aggregate principal amount of the Loan in excess of $15,000,000 that shall have been repaid or prepaid, or required to be repaid or prepaid (in each case, other than repayments constituting regularly scheduled amortization installments of principal thereof) during the period commencing on the First Amendment Effective Date and ending on the date the Borrower complies with its payment obligations under paragraph (a) above (including in such calculation all principal of the Loan required to be repaid on the Scheduled Repayment Date), and the obligations of the Borrower under this paragraph (c) shall constitute Loan Obligations and shall be secured by the Collateral and the Security Documents (and this Amendment and the other Loan Documents shall remain in full force and effect regardless of the payment of all Loan Obligations other than the First Amendment Fee);

                           (d) the payment by the Borrower of the First
                  Amendment Fee in accordance with the terms of paragraph (c) above shall be in substitution of, and not in addition to, the other prepayment premium that otherwise shall have been due and owing in respect of the repayment of Loan Obligations with the proceeds of the Convertible Notes Indebtedness;

                           (e) if the Acquisition Facility becomes effective in
                  accordance with paragraph (b) above on or before the Scheduled Repayment Date, then simultaneously therewith the Borrower shall repay to the Agent and the Lenders the then-outstanding principal amount of the Loan, if any, together with all accrued and unpaid interest thereon and all other Loan Obligations, if any, and the Loan Documents shall terminate in accordance with their terms (other than provisions and terms therein contained that expressly survive repayment of the Loan Obligations) and, if the Borrower shall have complied with the foregoing, no First Amendment Fee shall be due or owing and the Borrower shall not have any further obligation to pay the prepayment premium that otherwise shall have been due and owing in respect of the repayment of Loan Obligations with the proceeds of the Convertible Notes Indebtedness;

                           (f) if the Borrower shall have paid the First
                  Amendment Fee to the Agent and shall have repaid the outstanding principal amount of the Loan, together with all accrued and unpaid interest thereon and all other Loan Obligations, then the Loan Documents shall terminate in accordance with their respective terms (other than provisions and terms therein contained that expressly survive repayment of the Loan Obligations); provided, that, for clarification,
                  (i) the Loan Documents shall not terminate, even if the outstanding principal amount of the Loan, together with all accrued and unpaid interest thereon and all other Loan Obligations (other than the First Amendment Fee) are repaid in full, until the earlier of (A) the payment of the First Amendment Fee to the Agent or (B) the effectiveness of the Acquisition Facility in accordance with paragraphs (b) and (c) above and (ii) the Loan Documents shall be reinstated, be revived and continue in full force and effect if at any time any payment of any of the Loan Obligations subsequently is rescinded, declared to be fraudulent or preferential, set aside, required to be paid to any receiver, trustee in bankruptcy or similar Person, or under any insolvency, receivership, fraudulent conveyance, preference or similar law, or must otherwise be returned by the Agent or any Lender; and

                           (g) the failure of the Borrower to make any payment
                  required by this Section 2.11 shall result automatically in an Event of Default, without notice or other action by or on behalf of the Agent, any Lender or any other Person, and any and all unfulfilled or unsatisfied payment obligations of the Borrower under this Section 2.11 hereby expressly shall survive any payment or repayment of other Loan Obligations.

         3. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of all of the following conditions in a manner, form and substance satisfactory to the Agent:

                  (a) Representations and Warranties. All of the representations and warranties of the Borrower and each of its Subsidiaries set forth in the Existing Loan Agreement and the other Loan Documents (including, without limitation, this Amendment) to the extent such Person is a party thereto shall be true and correct in all material respects (or, with respect to any such representation or warranty that, by its terms, is qualified by materiality, Material Adverse Effect or similar qualification, such representation or warranty shall be true and correct in all respects), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date (or, with respect to any such representation or warranty that, by its terms, is qualified by materiality, Material Adverse Effect or similar qualification, such representation or warranty shall be true and correct in all respects as of such earlier date).

                  (b) Delivery of Documents. The following shall have been delivered to the Agent, each duly authorized and executed, as applicable:

                           (1)      this Amendment;

                           (2) such evidence of the authority of the Borrower
                  and each of its Subsidiaries to execute and deliver this Amendment and all other Loan Documents delivered in connection herewith as the Agent may require, including, but not limited to, (i) a copy of resolutions duly adopted by the board of directors of each such Person, authorizing the execution by each such Person of this Amendment and the other agreements, documents and instruments to be executed by each such Person pursuant to this Amendment (collectively, the "Other Amendment Documents"), certified as complete and correct by the secretary, the assistant secretary or any Responsible Officer of each such Person, and (ii) a certificate of the secretary or assistant secretary of each such Person to the effect that neither the articles of incorporation nor the bylaws of such Person have been amended or modified since the Original Closing Date or, if more recent than the Original Closing Date, the date on which certified copies of such documents previously were delivered to the Agent;

                           (3) a certificate executed by a Responsible Officer
                  or the Vice Chairman of the Borrower on behalf of the Borrower certifying to the Agent and the Lenders that all necessary governmental, regulatory, creditor, shareholder, partner, member and other material consents, approvals and exemptions required to be obtained by the Borrower in connection with the transactions evidenced hereby have been duly obtained and are in full force and effect;

                           (4) a certificate signed by a Responsible Officer or
                  the Vice Chairman of the Borrower dated as of the Effective Date affirming the matters set forth in this Section 3 and the satisfaction of the conditions precedent herein contained; and

                           (5) such other instruments, documents, certificates,
                  consents, waivers and opinions (including opinions from Latham & Watkins LLP, counsel to the Borrower and its Subsidiaries) as the Agent reasonably may request.

                  (c)      [Reserved].

                  (d) No Default. No Default or Event of Default shall exist or be created hereby, and no default or event of default shall exist or be created under the Convertible Notes Indenture Documents.

                  (e) No Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 2003.

                  (f) Copies of Documents. Delivery to Agent of copies, certified by a Responsible Officer or the Vice Chairman of the Borrower, of the material Convertible Notes Indenture Documents.

                  (g) Filings, Registrations and Recordings. The Agent shall have received each document (including Uniform Commercial Code financing statements and in lieu financing statements or amendments thereto) required by the Loan Documents or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent, for the benefit of the Agent and the Lenders, a perfected Lien on the Collateral described therein, prior and superior to any other Person, in proper form for filing, registration or recording.

                  (h) Satisfaction of the Agent's Counsel. All legal matters incident to the transactions contemplated hereby shall be reasonably satisfactory to counsel for the Agent.

The date on which the foregoing conditions shall have been satisfied shall be referred to herein as the "Effective Date." The execution and delivery of this Amendment by the Borrower and the Guarantors shall be deemed a representation and warranty by such Persons that the foregoing conditions precedent have been satisfied in all respects as of the date hereof.

         4. References. From and after the Effective Date, all references in the Existing Loan Agreement and the other Loan Documents to the Loan Agreement shall be deemed to refer to the Existing Loan Agreement, as amended hereby. This Amendment constitutes a Loan Document.

         5. Representations and Warranties. The Borrower and each of its Subsidiaries (individually, an "Obligor" and collectively, the "Obligors") each hereby confirms to the Agent and the Lenders that the representations and warranties set forth in the Loan Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof (or, with respect to any such representation or warranty that, by its terms, is qualified by materiality, Material Adverse Effect or similar qualification, such representation or warranty are true and correct in all respects), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date (or, with respect to any such representation or warranty that, by its terms, was qualified by materiality, Material Adverse Effect or similar qualification, such representation or warranty shall have been true and correct in all respects as of such earlier date). Each Obligor further represents and warrants to the Agent and the Lenders that (a) it has full power and authority to execute and deliver this Amendment and the Other Amendment Documents and to perform its obligations hereunder and thereunder, (b) upon the execution and delivery hereof and thereof, this Amendment and the Other Amendment Documents will be valid, binding and enforceable upon it in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity, (c) the execution, delivery and performance of this Amendment and/or the Other Amendment Documents do not and will not contravene, conflict with, violate or constitute a default under (i) the articles of incorporation, certificate of limited partnership, bylaws or agreement of limited partnership of such Obligor, as applicable, or (ii) any applicable law, rule or regulation, or any judgment, decree or order, of which such Obligor has knowledge or any material agreement, indenture or instrument to which such Obligor is a party or is bound or which is binding upon or applicable to all or any portion of its property and (d) no Default or Event of Default presently exists.

         6. [Reserved].

         7. No Further Amendments; Ratification of Liability; Waiver. Except as amended hereby, the Existing Loan Agreement and each of the other Loan Documents shall and do remain in full force and effect in accordance with their respective terms. Each Obligor, as a debtor, grantor, pledgor, guarantor or assignor, or in any similar capacity in which it has granted Liens or acted as an accommodation party or guarantor, as the case may be, hereby ratifies, confirms and reaffirms its liabilities, its payment and performance obligations (contingent or otherwise) and its agreements under the Loan Agreement and the other Loan Documents to the extent such Person is a party thereto, all as amended by this Amendment, and the liens and security interests granted, created and perfected thereby, and acknowledges that (a) it has no defenses, claims or set-offs to the enforcement of such liabilities, obligations and agreements, (b) the Agent and the Lenders have fully performed all obligations to such Person which such Persons may have had or have on and as of the date hereof and (c) other than as specifically set forth herein, neither the Agent nor any of the Lenders waives, diminishes or limits any term or condition contained in the Existing Loan Agreement or any other Loan Document. The Agent and the Lenders' agreement to the terms of this Amendment or any other amendment of the Existing Loan Agreement or any other Loan Document shall not be deemed to establish or create a custom or course of dealing among the Obligors, the Agent and the Lenders, or any of them. This Amendment and the Other Amendment Documents contain the entire agreement among the Obligors, the Agent and the Lenders contemplated by this Amendment.

         8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of a counterpart by facsimile shall as effective as delivery of a manually-executed counterpart.

         9. Further Assurances. Each Obligor covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as reasonably may be required by the Agent in order to effectuate fully the intent of this Amendment.

         10. Severability. If any term or provision of this Amendment or the application thereof to any party or circumstance shall be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the validity, legality and enforceability of the remaining terms and provisions of this Amendment shall not in any way be affected or impaired thereby, and the affected term or provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Amendment.

         11. Captions. The captions in this Amendment are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Amendment or any of the provisions hereof.

         12. Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of New York, without regard to conflict of laws principles that may direct the application of the laws of any other jurisdiction.

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


First Amendment to Amended and Restated Term Loan Agreement Delivered at Chicago, Illinois as of the day and year first above written.

                            BORROWER:

                            INFOCROSSING, INC.

                            By:    /s/ ZACH LONSTEIN
                                   -------------------------------
                            Name:  Zach Lonstein
                            Its:   Chief Executive Officer

                            GUARANTORS:

                            INFOCROSSING SOUTHEAST, INC., a Georgia corporation formerly known as Amquest, Inc.

                            By:    /s/ ZACH LONSTEIN
                                   -------------------------------
                            Name:  Zach Lonstein
                            Its:   Chief Executive Officer

                            ETG, INC., a Delaware corporation

                            By:    /s/ ZACH LONSTEIN
                                   -------------------------------
                            Name:  Zach Lonstein
                            Its:   Chief Executive Officer

                            INFOCROSSING SERVICES, INC., a Delaware corporation

                            By:    /s/ ZACH LONSTEIN
                                   -------------------------------
                            Name:  Zach Lonstein
                            Its:   Chief Executive Officer

                            INFOCROSSING SERVICES SOUTHEAST, INC., a Georgia corporation formerly known as Amquest Services, Inc.

                            By:    /s/ ZACH LONSTEIN
                                   -------------------------------
                            Name:  Zach Lonstein
                            Its:   Chief Executive Officer

                            INFOCROSSING WEST, INC., a California corporation formerly known as ITO Acquisition, Inc. and doing business as Systems Management Specialists

                            By:    /s/ ZACH LONSTEIN
                                   -------------------------------
                            Name:  Zach Lonstein
                            Its:   Chief Executive Officer

                            LENDERS:

                            CAPITALSOURCE FINANCE LLC, as a Lender

                            By:      /s/ STEVEN A. MUSELES
                                     ----------------------------
                                     Steven A. Museles
                            Its:     Senior Vice President


                            AGENT:

                            CAPITALSOURCE FINANCE LLC, as the Agent

                            By:      /s/ STEVEN A. MUSELES
                                     ----------------------------
                                     Steven A. Museles
                            Its:     Senior Vice President